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                                                                   EXHIBIT 10.32


                        ADDENDUM TO EMPLOYMENT AGREEMENT

    The Employment Agreement between The viaLink Company ("viaLink") and Lewis
B. Kilbourne dated the 1st day of October, 1988 is amended as follows:

    1. Effective as of the 5th day of June, 2000, the annualized salary set forth in Section 4.1 of said Employment Agreement shall be increased to Two Hundred and sixty thousand dollars ($260,000).

    2. This addendum is contingent on the execution by Lewis B. Kilbourne of the Addendum to Employment Agreement: Relocation Reimbursement ("Relocation Addendum"). This addendum is null and void if said Relocation Addendum is not executed.

    3. Except as amended herein, no further changes are made to the Employment Agreement and the same remains in full force and effect.




The viaLink Company                                 Lewis B. Kilbourne



By: /s/ SUE A. HALE                                 /s/ LEWIS B. KILBOURNE
   ----------------                                 ----------------------
   Sue A. Hale

Its: Chair of the Compensation Committee            Lewis B. Kilbourne




Date:  6-5-2000                                     Date:  6-5-2000
     -------------                                       -----------------
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                                  ATTACHMENT A

                              THE viaLINK COMPANY

           ADDENDUM TO EMPLOYMENT AGREEMENT: RELOCATION REIMBURSEMENT

This Addendum to Employment Agreement is executed by and between the undersigned employee ("I", "me") and The viaLink Company ("viaLink") and is made part of the employment agreement executed on October 1st, 1998 between viaLink and me. This Addendum is effective as of the latest date set forth below.

I hereby acknowledge that I have received and read viaLink's Domestic Relocation Procedures ("Procedures"), and agree to fully comply with such Procedures. I understand the benefits available relating to viaLink's offer of relocation assistance in connection with my transfer from viaLink's Oklahoma City, Oklahoma office to viaLink's Dallas, Texas office, and in connection therewith I agree to the following:

1. Any expenses that deviate from the Procedures must be approved in advance by viaLink's Vice President of Human Resources or his/her designee. If I incur such an expense without prior approval, the Company may refuse to provide reimbursement at Company's sole discretion.

2.       Definitions:

         2.1. "Relocation Benefits" shall mean all amounts covered by the Procedures, including, without limitation, any reimbursements, assistance payments, buydowns, and/or tax assistance (collectively "Relocation Benefits").

         2.2.     "Cause" as used in this Addendum shall include the following:
                  (a) any material breach by me of my employment agreement, viaLink's policies or procedures relating to my employment or conduct at work, or this Addendum, (b) any conviction or plea of nolo contendre or to a lesser charge of any felony, crime involving fraud or misrepresentation, or any other crime likely to materially adversely affect viaLink, (c) violation of any law which results in material liability to viaLink, and/or (d) any abuse or illegal use of alcohol or other drugs.

3. If I should voluntarily resign from viaLink, or should my employment be terminated for Cause, prior to the completion of thirty-six (36) consecutive months after the Transfer Date (either case being a "Termination"), I will repay to the Company Relocation Benefits paid either to me or on my behalf at the following rates:

         3.1. If the Termination occurs during the first 24 months after the Transfer Date, I will reimburse one hundred percent (100%).

         3.2. If the Termination occurs after month 24 and prior to the end of month 36 after the Transfer Date, the reimbursement rate payable by me will reduce by four percent (4%) for each month after month 24 (for example, 96% if Termination occurs in month 25, 92% if in month 26, etc.)




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4.  Notwithstanding anything to the contrary in the Procedures, if I am terminated other than for Cause within 36 months after the Transfer, to the extent that any Advanced Funds for Down Payment Assistance have been provided to me, (a) I will not be required to reimburse viaLink for such benefit, (b) if I have reimbursed any of such Advanced Funds to viaLink pursuant to the Procedures, viaLink will reimburse such amount back to me without interest upon the effective date of such termination, and (c) I will not be entitled to any further Down Payment Assistance or adjustments thereof.

5. Other than as set forth in section 4, if I am terminated by viaLink other than for Cause, I will not be required to reimburse viaLink for such Relocation Benefits as have been paid to me or on my behalf up to the effective date of such termination or discharge; however, upon the effective date of such termination or discharge, I shall no longer be entitled to receive or have paid on my behalf any Relocation Benefits which have not yet become payable as of such date, and any such unaccrued Relocation Benefits shall terminate and shall not be owed by viaLink. I understand that at such time as a termination or discharge under this section becomes effective, I shall be responsible for payment of all debts and/or obligations which would have otherwise been paid or reimbursed by viaLink as a Relocation Benefit.

6. Any repayment required under this Addendum will be due and payable to the Company on the effective date of any Termination of employment.

7. To the fullest extent authorized by law, I authorize deductions to be withheld from and/or credited against my wages, salary, bonus, or any other sums due me for any reason for any relocation expense amounts due the Company in accordance with this Addendum.

8. Reimbursement or repayment of relocation expenses by the Company does not constitute a commitment by the Company with respect to the duration of employment. Nothing in this Addendum or in the Procedures alters the AT-WILL nature of my employment, nor shall this Addendum or the Procedures be deemed or interpreted to create or imply any assurance regarding, or guarantee of, continued or future employment.

This Addendum, and the benefits offered to the undersigned employee, shall be withdrawn and shall be void and of no force of effect unless executed by the undersigned employee and by viaLink on or before _______________, 2000.

EMPLOYEE:

/s/ LEWIS B. KILBOURNE                 LEWIS B. KILBOURNE
-------------------------------------  -------------------------------------
Name (Signature)                       Name (Print)

Date: June 5th 2000
     --------------------------------



The viaLink Company:

By: /s/  JAMES DAVIDSON
    ---------------------------------
Title: VP OF HUMAN RESOURCES
       ------------------------------
Date: 6/5/2000
      -------------------------------

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